Exhibit 10.4

TRUST UNDER RETIREMENT BENEFIT AGREEMENT

THIS TRUST UNDER RETIREMENT BENEFIT AGREEMENT (the “Trust”), made as of this 31st day of July, 2008, by and between Sunstone Hotel Investors, Inc., a Maryland corporation (the “Corporation”), and Kenneth E. Cruse, an individual (“Trustee”);

WITNESSETH THAT:

WHEREAS, the Corporation and Robert A. Alter (sometimes referred to herein as the “Employee”) are the parties to that certain Retirement Benefit Agreement (the “Retirement Benefit Agreement”) entered into as of November 15, 1997, under which the Corporation has certain liabilities to the Employee;

WHEREAS, the Corporation wishes to establish a trust for the benefit of the Employee and to contribute to the Trust assets that shall be held therein, subject to the claims of the Corporation’s creditors in the event of the Corporation’s Insolvency, as herein defined, until paid to Employee in such manner and at such times as specified herein;

WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Retirement Benefit Agreement as an unfunded plan maintained for the purpose of providing retirement benefits for Employee, who is a member of a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”); and

WHEREAS, it is the intention of the Corporation to make contributions to the Trust as described in this Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Retirement Benefit Agreement.

NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

Section 1

Establishment of Trust:

(a) The Corporation hereby assigns its right under that certain Collateral Assignment of Life Insurance Policy Pursuant to Split-Dollar Agreement, regarding a certain life insurance policy on the life of the Employee (currently New York Life Insurance policy #56 808 810). This and any future contributions shall become the principal of the Trust to be held, administered and disposed of by the Trustee as provided in this Trust.

(b) The Trust hereby established shall be irrevocable.

(c) The Trust is intended to be a grantor trust, of which the Corporation is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended (the “Code”), and shall be construed accordingly.

(d) The principal of the Trust and any earnings thereon shall be held separate and apart from other funds of the Corporation and shall be used exclusively for the uses and purposes for Employee and the general creditors as herein set forth. Employee shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under this Trust shall be mere unsecured contractual rights of Employee against the Corporation. Any assets held by the Trust will be subject to the claims of the Corporation’s general creditors under federal and state law in the event of Insolvency, as defined in Section 3(a) herein.

Section 2

Payments to Employee

(a) Within 60 days of the termination of the Employee’s employment with the Corporation, the Corporation shall deliver to Trustee a schedule (the “Payment Schedule”) that indicates the amounts payable in respect of the Employee (and his beneficiaries), that provides a formula or other instructions acceptable to Trustee for determining the amounts so payable, the form in which such amounts are to be paid (as provided for or available under the Retirement Benefit Agreement), and the time of commencement for payment of such amounts. Except as otherwise provided herein, Trustee shall make payments to the Employee and his beneficiaries in accordance with such Payment Schedule. The Corporation shall make provision for the reporting of any federal, state or local taxes that may be required, and Trustee shall cooperate as necessary with any required withholding with respect to the payment of benefits pursuant to the terms of the Retirement Benefit Agreement and the Corporation shall pay amounts withheld to the appropriate taxing authorities.

(b) The entitlement of the Employee or his beneficiaries to benefits under the Retirement Benefit Agreement shall be determined by the Corporation or such party as it shall designate under the Retirement Benefit Agreement, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Retirement Benefit Agreement.

(c) The Corporation may make payment of benefits directly to the Employee or his beneficiaries as they become due under the terms of the Retirement Benefit Agreement. The Corporation shall notify Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to Employee or his beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Retirement Benefit Agreement, the Corporation shall make the balance of each such payment as it falls due. Trustee shall notify Corporation when principal and earnings are not sufficient.

Section 3

Trustee Responsibility Regarding Payments

to Employee When the Corporation is Insolvent:

(a) Trustee shall cease payment of benefits to Employee if the Corporation is Insolvent. The Corporation shall be considered “Insolvent,” and shall be in a state of “Insolvency,” for purposes of this Trust if (i) the Corporation is unable to pay its debts as they become due, or (ii) the Corporation is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

(b) At all times during the continuance of this Trust, as provided in Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of the Corporation under federal and state law as set forth below.

(i) The Board of Directors of the Corporation shall have the duty to inform Trustee in writing of the Corporation’s Insolvency. If a person claiming to be a creditor of the Corporation alleges in writing to Trustee that the Corporation has become Insolvent, Trustee shall determine whether the Corporation is Insolvent and, pending such determination, Trustee shall discontinue payment of benefits to Employee.

(ii) Unless Trustee has actual knowledge of the Corporation’s Insolvency, or has received notice from the Corporation or a person claiming to be a creditor alleging that the Corporation is Insolvent, Trustee shall have no duty to inquire whether the Corporation is Insolvent. Trustee may in all events rely on such evidence concerning the Corporation’s solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning the Corporation’s solvency.

(iii) If at any time Trustee has determined that the Corporation is Insolvent, Trustee shall discontinue payments to Employee and shall hold the assets of the Trust for the benefit of the Corporation’s general creditors. Nothing in this Agreement shall in any way diminish any rights of Employee to pursue his rights as a general creditor of the Corporation with respect to benefits due under the Retirement Benefit Agreement.

(iv) Trustee shall resume the payment of benefits to Employee in accordance with Section 2 of this Trust only after Trustee has determined that the Corporation is not Insolvent.

(c) Provided that there are sufficient assets, if Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Employee at such time under the terms of this Trust.

Section 4

Payments to the Corporation:

Except as provided in Section 3 herein, the Corporation shall have no right or power to direct Trustee to return to the Corporation or to divert to others any of the Trust assets before all payments of benefits have been made to Employee pursuant to the terms of the Retirement Benefit Agreement. Notwithstanding the foregoing, amounts may be distributed from the Trust to the Corporation to the extent such amounts must be paid for the Employee’s share of employment or other withholding taxes on the payments under the Retirement Benefit Agreement, provided that the Corporation must then use such amounts to pay the Employee’s share of such employment or other withholding taxes.

Section 5

Investment Authority:

(a) Subject to the remaining provisions of this Section 5, the Trustee shall have (i) without exclusion, all powers conferred on the Trustee by applicable law and (ii) full power and authority to invest and reinvest the assets of the Trust in any investment permitted by law and to do all other acts necessary or desirable for the proper administration of the Trust, as if the Trustee were the absolute owner thereof.

(b) In no event may Trustee invest in securities (including stock or rights to acquire stock) or obligations issued by the Corporation, other than a de minimis amount held in common investment vehicles in which Trustee invests. All rights associated with assets of the Trust shall be exercised by Trustee or the person designated by Trustee, and shall in no event be exercisable by or rest with Employee.

(c) Earnings and losses shall accrue on the principal of this Trust until the entire balance of the Trust has been paid to Employee or his designated beneficiary (or other successor) upon his death.

(d) Employee hereby acknowledges that Trustee, and any of its agents, shall have no responsibility for any decline in value of any of the items held in this Trust and/or designated by Employee under the Retirement Benefit Agreement.

Section 6

Disposition of Income:

During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

Section 7

Accounting by Trustee:

Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between the Corporation and Trustee, as the parties acknowledge that because this Trust is a grantor trust, the Corporation shall be obligated to pay any and all income and other tax liabilities relating to any assets or activities of this Trust (although it is not anticipated that there will be any income tax consequences as long as the Trust assets are invested exclusively in an interest in a life insurance policy). Within 30 days following the close of each calendar year, as requested by the Corporation, Trustee shall deliver to the Corporation a written account of his administration of the Trust during such period from the close of the previous year setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such period.

Section 8

Responsibility of Trustee:

(a) Trustee shall have, without exclusion, all powers conferred on Trustees by applicable law, unless expressly provided otherwise herein.

(b) Notwithstanding any powers granted to Trustee pursuant to this Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Code.

(c) Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given in writing by the Corporation. In the event of a dispute between the Corporation and a party, Trustee may apply to a court of competent jurisdiction to resolve the dispute.

(d) Trustee may consult with legal counsel (who may also be counsel for the Corporation generally) with respect to any of its duties or obligations hereunder.

(e) Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder. So long as an insurance policy is held as an asset of the Trust, Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan any person the proceeds of any borrowing against such policy.

(f) The Corporation agrees to indemnify Trustee and hold him harmless from and against all claims, liabilities, losses, costs and expenses (including legal and other professional fees and expenses) that may be imposed on, incurred by or asserted against him by reason of Trustee taking or refraining from taking any action in connection with this Trust, whether Trustee is a party to a legal proceeding or otherwise, provided that Trustee did not act in a willfully dishonest manner; provided that, in the event of any conflict between the indemnity provided hereunder and any indemnification obligation of the Corporation to the Trustee under the Corporation’s constituent documents or any indemnification agreement, such constituent documents or indemnification agreement shall govern.

Section 9

Compensation, Expenses of Trustee, and Other Amounts:

The Corporation shall pay all reasonable administrative and Trustee fees and expenses. The Corporation shall be responsible for any and all income or other taxes that may be generated by the Trust’s assets or any activities related thereto, and the Corporation shall not seek reimbursement for any of such amounts from Trustee, the Trust or the Trust assets.

Section 10

Resignation and Removal of Trustee:

(a) Trustee may resign at any time by written notice to the Corporation, which shall be effective 60 days after receipt of such notice unless the Corporation and Trustee agree otherwise.

(b) Upon resignation or removal of Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within 30 days after receipt of notice of resignation, removal or transfer, unless the Corporation extends the time limit.

(c) If Trustee resigns, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date of resignation or removal under paragraph (a) of this section. If no such appointment has been made, Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of Trustee in connection with the proceeding shall be paid by the Corporation.

Section 11

Appointment of Successor Trustee:

If Trustee resigns in accordance with Section 10(a) herein, the Corporation may appoint any third party, including a bank or trust company or other party that may be granted corporate trustee powers under state law, as a successor to replace Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the Corporation or the successor Trustee to evidence the transfer.

Section 12

Amendment or Termination:

This Trust Agreement may be amended by a written instrument executed by Trustee and the Corporation. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Retirement Benefit Agreement or the purposes of this Trust, or shall make this Trust revocable. The Trust shall not terminate until the date on which Employee is no longer entitled to benefits pursuant to the terms of this Trust and the Retirement Benefit Agreement. Upon termination of the Trust, any assets remaining in the Trust shall be returned to the Corporation. Benefits payable to Employee and its beneficiaries under this Trust may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

Section 13

Miscellaneous:

(a) Notices. Any notice, communication, request, reply, or advice (herein called “notice”) in this Trust provided or permitted to be given by any party to another must be in writing and shall be given by depositing the same in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested or by delivering the same in person to such party. Notice deposited in the mail in the manner hereinabove described shall be effective when deposited.

(b) Severability. Any provision of this Trust prohibited or rendered unenforceable by any applicable law shall be ineffective to the extent of such a prohibition or determination without invalidating the remaining provisions hereof.

(c) Headings. The headings contained in this Trust are for reference purposes only and shall not affect in any way the meaning or interpretation of this Trust.

(d) Construction. For purposes of jurisdiction and judicial construction, this Trust shall be governed and interpreted by the laws of the State of California, without regard to its conflict of law rules. This Trust shall be interpreted so as to comply with Section 409A to defer Employee’s income tax liability on the benefits hereunder until those benefits are actually received by the Employee. The acceleration of the time or schedule of any payment under this Trust shall not be permitted, except as provided in Section 409A. Any subsequent election to delay a payment, or to change the form of a payment, shall only be made as permitted by Section 409A.

(e) Counterpart Execution. This Trust may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(f) Entire Agreement, Benefit, and Successors. This Trust shall be binding upon and inure to the benefit of the Corporation and its successors and assigns, and Trustee, and his heirs, representatives or any other successors. Without limiting the generality of the foregoing, in the event of a change of control, sale of substantially all the assets, corporate reorganization or any other ownership change or corporate adjustment, both the Corporation and the successor entity (if any) shall be jointly and severally liable to fulfill all of the Corporation’s obligations under this Trust.

IN WITNESS WHEREOF, the parties hereto have executed this Trust effective as of the date first above written.

SUSNTONE HOTEL INVESTORS, INC.

By:	/s/ Christopher M. Lal
Christopher M. Lal
Senior Vice President and General Counsel

/s/ Kenneth E. Cruse
Kenneth E. Cruse

“Trustee”